UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 20, 2020
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On February 20, 2020, Forbes Energy Services Ltd. (the “Company”) entered into Amendment No. 1 to that certain Agreement and Plan of Merger, dated December 18, 2019 (the “Merger Agreement”), by and among the Company, Superior Energy Services, Inc. (“Superior”), New NAM, Inc. (“NAM”), Spieth Newco, Inc., Spieth Merger Sub, Inc. and Fowler Merger Sub, Inc. (“Amendment No. 1 to the Merger Agreement”).

Pursuant to Amendment No. 1 to the Merger Agreement, by reason of the fact that NAM will assume approximately $243 million of Superior debt in connection with the mergers contemplated by the Merger Agreement and not $250 million, the parties agreed to reduce the minimum amount of cash and cash equivalents held in the bank accounts of NAM and is subsidiaries, after giving effect to the separation of NAM from Superior, from $20 million to $13 million.

The foregoing description of the terms of Amendment No. 1 to the Merger Agreement is not complete and is qualified in its entirety by reference to the copy of Amendment No. 1 to the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits.

2.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of February 20, 2020, by and among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd, Spieth Newco, Inc., Spieth Merger Sub, Inc. and Fowler Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: February 26, 2020	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer